Exhibit 99.3

EXECUTION COPY

AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

AMENDMENT NO. 2, dated as of January 21, 2005 (this “Amendment No. 2”), to the ASSET PURCHASE AGREEMENT, dated as of December 6, 2004 (the “Purchase Agreement”), by and among Tug Manufacturing Corp., a Delaware corporation f/k/a TUG Acquisition Corp., and Stewart & Stevenson Services, Inc., a Texas corporation (“Parent”), and S&S Tug Service Centers, Inc., a Delaware corporation (“S&S Tug”, and together with Parent, the “Sellers” and each, a “Seller”), as amended by Amendment No. 1 to Asset Purchase Agreement dated as of December 31, 2004 (“Amendment No. 1”).

RECITALS

WHEREAS, Buyer and Sellers wish to amend the Purchase Agreement, including Amendment No. 1;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                       Capitalized terms used in this Amendment but not defined in this Amendment shall have the same meaning given to them in the Purchase Agreement.

2.                                       All references herein to the Purchase Agreement shall mean the Purchase Agreement, as amended by Amendment No. 1.

3.                                       Notwithstanding anything in the Purchase Agreement or the other Transaction Agreements to the contrary, the “Buyer” under the Purchase Agreement and the other Transaction Agreements is Tug Manufacturing Corp., a Delaware corporation (“Tug Manufacturing Corp.”), and Tug Technologies Corporation, a Delaware corporation (“Tug Technologies Corporation”), collectively; provided, however, that, as of the Effective Time, all Assets conveyed pursuant to the Bill of Sale and Assignment and Assumption Agreement shall be conveyed to Tug Technologies Corporation.  Tug Manufacturing Corp. and Tug Technologies Corporation shall be jointly and severally liable for any obligations of the “Buyer” under any provision of the Purchase Agreement or the other Transaction Agreements.

4.                                       The definition of “Effective Time” in Section 1.1 of the Purchase Agreement is hereby amended to replace “12:01 a.m.” with “11:59 p.m.”.

5.                                       Section 1.1 of the Purchase Agreement is hereby amended to add the following definitions:

1

“Promissory Note”—as defined in Section 2.9(b)(ii).”

“Senior Financing”—as defined in Section 10.11(a).”

“Senior Financing Closing Date”—as defined in Section 10.11(b).”

6.                                       The definition of “Senior Lenders” in Section 1.1 of the Purchase Agreement is hereby amended to replace “4.4” with “10.11(a)”.

7.                                       Section 2.1(j) of the Purchase Agreement is hereby amended in its entirety to read as follows:

“all rights of Sellers, relating to the Industrial Revenue Bonds, including all rights of Sellers in and to the Irrevocable Letter of Credit No. LC S7923 in the original amount of $3,675,000 from the Bank dated September 7, 1990, as amended (the “Letter of Credit”).”

8.                                       Section 2.3 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“The consideration for the Assets (the “Purchase Price”) will be (i) sixty million dollars ($60,000,000), (ii) plus or minus the Adjustment Amount, (iii) plus the assumption of the Assumed Liabilities.  In accordance with Section 2.9(b), at the Closing, the Purchase Price, prior to adjustment on account of the Adjustment Amount, shall be delivered by Buyer to Sellers as follows: (i) $45,000,000, minus the amount of the earnest money previously deposited with Parent pursuant to Section 2.12(a) together with interest thereon determined using the rate set forth in Section 2.12(d), by wire transfer of immediately available funds, (ii) $15,000,000 payable in the form of the Promissory Note and (iii) the balance of the Purchase Price by the execution and delivery of the Bill of Sale and Assignment and Assumption Agreement.  The Adjustment Amount shall be paid in accordance with Section 2.10.”

9.                                       Exhibit 2.7 of the Purchase Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

10.                                 The following paragraph (xiii) is hereby added to Section 2.9(a) of the Purchase Agreement:

“(xiii)  a letter of instruction, substantially in the form attached hereto as Exhibit 2.9(a)(xiii), with respect to Wachovia Bank Account number  2000133901838, executed by Sellers, an original executed copy of which shall have been delivered by Sellers to and accepted by the responsible officer of such bank as sufficient to effectuate the instructions set forth therein from and after the Effective Time; and”

11.                                 The following paragraph (xiv) is hereby added to Section 2.9(a) of the Purchase Agreement:

“(xiv)  a letter of instruction, substantially in the form attached hereto as Exhibit 2.9(a)(xiv), with respect to SouthTrust Bank Account number 70995347, executed by Sellers, an original executed copy of which shall have been delivered by Sellers to and accepted by the responsible officer of such bank as sufficient to effectuate the instructions set forth therein from and after the Effective Time.”

12.                                 Section 2.9(b)(i) of the Purchase Agreement is hereby amended to replace “sixty million dollars ($60,000,000)” with “forty-five million dollars ($45,000,000)”.

13.                                 Section 2.9(b)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced as follows:

“a promissory note executed by Buyer and its direct and indirect subsidiaries in the principal amount of $15,000,000 in the form of Exhibit 2.9(b)(ii) (the “Promissory Note”);”

14.                                 Exhibit B to this Amendment No. 2 is hereby added as Exhibit 2.9(b)(ii) to the Purchase Agreement.

15.                                 Section 4.4 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“As of January 21, 2005, Buyer will have received and provided to Sellers binding commitments evidenced by subscription agreements in customary form dated on or before such date, pursuant to which Persons have committed to provide to Buyer equity and subordinated debt financing, which debt and equity financings in the aggregate will cause Buyer to be sufficiently capitalized and have sufficient funds available on hand on or before January 21, 2005 to (a) pay the cash portion of the Purchase Price, (b)  fund the working capital requirements of the Buyer and the Business after the Closing and (c) timely perform, discharge and otherwise satisfy when due any and all Assumed Liabilities and its obligations under this Agreement.”

16.                                 Section 5.1(e) is hereby added to the Purchase Agreement to read as follows:

(e)           “Buyer shall not direct or cause any Affected Employee to take any action prior to the Effective Time without the prior written consent of Sellers.”

17.                                 Section 8.7 is hereby added to the Purchase Agreement to read as follows:

“Each of Buyer and its direct or indirect subsidiaries shall have executed and delivered to Sellers such security and related documentation in form and substance reasonably satisfactory to Sellers (i) granting Parent a blanket lien on the Assets, except for the Real Property described on Section 3.6 of the Seller Disclosure Letter, and (ii) pledging to Parent the equity interests in each of the direct or indirect subsidiaries of Buyer to secure the obligations under the Promissory Note.  Each of Buyer and its subsidiaries shall have delivered to Parent such subordination documentation in form and substance reasonably satisfactory to Parent and executed and delivered by each Person providing debt financing to Buyer or any of its subsidiaries.  Buyer shall have delivered a legal opinion from Stroock, Stroock & Lavan in the form attached hereto as Exhibit 8.7.”

18.                                 Exhibit C to this Amendment No. 2 is hereby added to the Purchase Agreement as Exhibit 8.7.

19.                                 Section 10.5 of the Purchase Agreement is hereby amended to add the following at the end of Section 10.5:

“The obligations in this Section 10.5 shall be applicable to Buyer’s  reasonable requests in connection with its negotiations with its Senior Lenders in connection with obtaining the Senior Financing. Notwithstanding anything to the contrary in any Transaction Agreement, no Seller shall be obligated to compromise any of its rights under the Transaction Agreements in connection with consummation of the Senior Financing.”

20.                                 Section 10.6 is hereby amended in its entirety to read as follows:

“Each Seller hereby covenants and agrees that from and after the Closing, when and if it receives any payments relating to the Subcontracted Contracts, it shall hold the same in trust for Buyer, shall segregate such amounts from all other assets or funds and shall, as soon as practicable, transfer such amounts directly to Buyer.  Buyer shall provide an instruction letter executed by Buyer instructing Sellers where to transfer all amounts payable to Buyer under this Agreement or any of the other Transaction Agreements, including any amounts received and segregated by Sellers pursuant to this Section 10.6, and Sellers shall transfer such amounts to the accounts designated in such instruction letter.”

21.                                 Section 10.10 is hereby added to the Purchase Agreement to read as follows:

“10.10             LETTER OF CREDIT

Sellers agree not to cause the irrevocable letter of credit No. NZS532494 dated November 30, 2004 benefiting the Clark County Department of Aviation, Las Vegas to be drawn upon or amended, modified or revoked until April 8, 2005 without the prior written consent of Buyer.  On or before April 8, 2005, Buyer agrees to take all steps necessary to (i) cause such letter of credit to be replaced or otherwise terminated in a manner that releases Sellers from all obligations in connection therewith and to (ii) reimburse Sellers for all out-of-pocket costs incurred by Sellers in connection with such letter of credit after the Closing Date.”

22.                                 Section 10.11 is hereby added to the Purchase Agreement to read as follows:

“10.11                     SENIOR FINANCING

(a)                                  Buyer shall use its Commercially Reasonable Efforts to obtain by April 1, 2005 a binding commitment letter in customary form dated on or before such date from senior secured lenders (the “Senior Lenders”), pursuant to which the Senior Lenders will have committed to provide to Buyer senior secured debt financing (the “Senior Financing”) with terms that permit a portion of the proceeds thereof to be used to indefeasibly pay in full all Obligations (as defined in the Promissory Note) on or before the Maturity Date (as defined in the Promissory Note).  Nothing in this Section 10.11(a) shall (i) affect Buyer’s obligations under any Transaction Agreement, including the Promissory Note or (ii) extend the Maturity Date (as defined in the Promissory Note).

(b)                                 On the closing date of the Senior Financing (the “Senior Financing Closing Date”), Sellers shall execute and deliver (i) an Agreement, Acknowledgment and Consent to Assignment of Acquisition Agreements substantially in the form attached hereto as Exhibit 10.11(b)(i), with such changes as are reasonably requested by the Senior Lenders and are agreed to by Sellers, such agreement not to be unreasonably withheld; (ii) pledged account agreements to evidence the pledge to Buyer of two bank accounts of Sellers, substantially in the form attached hereto as Exhibit 10.11(b)(ii), with such changes as are reasonably requested by the Senior Lenders and are agreed to by Sellers, such agreement not to be unreasonably withheld, effective as of the Senior Financing Closing Date; and (iii) if required by the Senior Lenders, amendments (in form acceptable to the Senior Lenders) to the irrevocable instruction letters identified in Sections 2.9(a)(xiii) and (xiv) and the last sentence of Section 10.6. and agreed to by Sellers, such agreement not to be unreasonably withheld.”

23.                                 Exhibit B to Amendment No. 1 is hereby added to the Purchase Agreement as Exhibit 10.11(b)(i).  Exhibit D to this Amendment No. 2 is hereby added to the Purchase Agreement as Exhibit 10.11(b)(ii).

24.                                 Without the prior written consent of Buyer, Sellers shall not alter, amend or revoke either instruction letter to be delivered pursuant to numbered paragraphs 10 and 11 of this Amendment No. 2 unless and until an Event of Default (as defined in the Promissory Note) has occurred.

25.                                 Upon consummation of the Senior Financing, Sellers will reissue the instruction letters attached as Exhibits 2.9(a)(xiii) and 2.9(a)(xiv) to this Amendment No. 2, respectively, in a manner consistent with numbered paragraphs 10 and 11 of this Amendment No. 2, respectively, except that such instruction letters shall be irrevocable.

26.                                 Numbered paragraph 15 of Amendment No. 1 is hereby deleted in its entirety.

27.                                 Numbered paragraph 16 of Amendment No. 1 is hereby deleted in its entirety.

28.                                 The first sentence of numbered paragraph 18 of Amendment No. 1 is hereby deleted in its entirety.

29.                                 As of the date hereof, Buyer does not have Knowledge of any breach of a representation or warranty by any Seller in any of the Transaction Agreements; provided, however, that in the event of a Dispute, this sentence is not intended to impose any burden of proof on Buyer to show that it had no Knowledge of such breach prior to such date in order to obtain any indemnification recovery.

30.                                 Except as set forth in this Amendment, the Purchase Agreement, including Amendment No. 1, remains unmodified and in full force and effect.

31.                                 Each party represents that such party has full corporate power and authority to enter into this Amendment No. 2, and that this Amendment No. 2 constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

32.                                 This Amendment No. 2 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

33.                                 This Amendment No. 2 will be governed by and construed under, and any Dispute determined in accordance with, the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

34.                                 Any Dispute arising out of this Amendment No. 2 shall be resolved in accordance with Section 13.4 of the Purchase Agreement.

(Signatures on the Following Page)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TUG MANUFACTURING CORP.

By	/s/ Charles M. Moore
Charles M. Moore
Secretary and Treasurer

STEWART & STEVENSON SERVICES, INC.

By	/s/ John B. Simmons
John B. Simmons
Vice President, Chief Financial Officer and Treasurer

S&S TUG SERVICE CENTERS, INC.

By	/s/ John B. Simmons
John B. Simmons
President and Treasure

EXECUTION COPY